                                                 Wachovia Asset Securitization, Inc.
                                              Asset-Backed Notes, Series 2003-HE1
                                                       Statement to Securityholder                                                         Distribution Date: 11/26/04

                                                Original        Beginning                                           Unpaid                             Ending
                                Certificate    Certificate      Certificate                                        Principal      Total              Certificate
      Class            Cusip       Rate         Balance          Balance                Interest      Principal     Amount    Distribution            Balance

       A-1           92975QAA8  2.222500%    1,000,000,000.00  668,532,650.83         1,320,723.39   8,830,091.24    0.00     10,150,814.63       659,702,559.59

Factors per Thousand                                            668.53265083           1.32072339     8.83009124                10.15081463          659.70255959

       A-2           92975QAB6  2.000000%     100,000,000.00   66,853,265.08          118,850.25     883,009.12      0.00     1,001,859.37         65,970,255.96

Factors per Thousand                                            668.53265080           1.18850250     8.83009120                10.01859370          659.70255960

  Certificate           n/a     0.000000%          0.00        13,971,517.48          990,175.92         0.00        0.00      990,175.92          13,953,992.49

     Totals                                 1,100,000,000.00  735,385,915.91        2,429,749.56    9,713,100.36    0.00     12,142,849.92       725,672,815.55

                                                                            - Page 1 -

                                                                                                Bond Interest Information

                                                       Type of                      Accrual                              Moody's            S&P              Fitch
     Class                 Cusip                     Certificate                     Period           LIBOR/Auction   Original Rating* Original Rating* Original Rating*

       A-1             92975QAA8                 Senior/Variable                     32/360                1.93250%         Aaa             AAA               n/a

       A-2             92975QAB6                  Senior/Auction                     32/360                2.00000%         Aaa             AAA               n/a

* Original Ratings of the Offered Certificates per the Prospectus Supplement dated September 25, 2002

                                                                                                        - Page 2 -

                                  Bond Interest Information

           Current           Current                   Current       Outstanding           Cumulative
Class    Interest Due    Interest Shortfall       Shortfall Paid   Shortfall to be Paid  Interest Shortfall

A-1      1,320,723.39          0.00                     0.00              0.00                 0.00

A-2      118,850.25            0.00                     0.00              0.00                 0.00

                                             - Page 3 -

                     Collection Activity

Interest
Interest Collected                          2,833,905.06
(Additional Balance Interest)                   0.00
(Relief Act Shortfalls)                         0.00

Total Interest Collected                    2,833,905.06

Principal
Principal Collected                        28,250,209.73
Net Liquidation Proceeds                        0.00
Substitute Adjustment Amount                    0.00
Other Principal Collected                       0.00
(Additional Balance Increase)                   0.00
(Draw Amounts)                             (18,537,109.37)

Total Principal Collected                   9,713,100.36

Additional Funds
Interest Earnings from the Reserve Fund         0.00
Draws from the Policy                           0.00
Yield Maintenance Payment                       0.00

Total Additional Funds Collected                0.00

Total Available Collections                12,547,005.42

                             - Page 4 -

                  Collateral Information

Periodic Information
Beginning Collateral Balance               749,357,433.39
Ending Collateral Balance                  739,626,808.04
Current Liquidation Loss Amounts             18,429.12
Cumulative Liquidation Loss Amounts         1,231,718.88
Gross WAC                                     4.483%
Net WAC                                       4.352%
WAM                                             199
AGE                                              34
Gross CPR                                     36.943%
Net CPR                                       14.492%
Draw Rate                                     25.961%

Original Information
Collateral Balance                        1,100,011,119.68
Number of Loans                                22,971
Gross WAC                                     4.407%
WAM                                             233

Overcollateralization Information
Overcollateralization Target Amount        13,945,440.19
Beginning Overcollateralization Amount     13,971,517.48
Ending Overcollateralization Amount        13,953,992.49
Overcollateralization Increase                  0.00
Overcollateralization Decrease               17,524.99

                             - Page 5 -

              Additional Account Activity

                    Funding Account

Beginning Balance                        0.00

Interest Earnings                        0.00

Deposits                                 0.00

Withdrawals                              0.00

Ending Balance                           0.00

                      Delinquency Information

Delinquent:                  #                   $          %

              30-59 Days     28            1,370,249.23   0.185%
              60-89 Days     6             646,809.64     0.087%
             90-119 Days     2              45,967.71     0.006%
             120-149 Days    5             311,271.26     0.042%
             150-179 Days    3             185,311.02     0.025%
              180+ Days      5             195,440.19     0.026%

                Total        49           2,755,049.05    0.372%

Foreclosure:                 #                   $          %

                             18            839,421.57     0.113%

REO:                         #                   $          %

                             0                 0.00       0.000%

                              - Page 7 -

                                               Miscellaneous Reporting Items

                        Fees                                                         Additional Information

Servicing Fee                      312,232.26           3 Largest Mortgage Loan Balances                          7,956,481.42
Enhancer Premium                   91,923.24            Additional Balances created during the first
Indenture Trustee Expenses           0.00                Rapid Amortization Period                                        0.00
Broker Dealer Expenses               0.00               Additional Balance Increase Amount payable
Auction Agent Expenses               0.00                to Certificateholders                                            0.00
                                                        Additional Balance Increase Amount payable
Total Fees                         404,155.50            from Principal Collections                                       0.00
                                                        Condition 1 in effect?                                              No
                                                        Condition 2 in effect?                                              No
                Amortization Period                     Condition 3 in effect?                                              No
                                                        Cumulative Subsequent Mortgage Loans                              0.00
Revolving (Yes / No)                   No               Deficiency Amount                                                 0.00
Managed Amortization (Yes / No)       Yes               Draws from Policy not yet Reimbursed                              0.00
Rapid Amortization (Yes / No)          No               Liquidation Loss Amount %                                        0.1%
                                                        Net Excess Spread % - Current                          284487009.458%
                                                        Net Excess Spread % - 2 mth avg                        142243505.705%
                                                        Net Excess Spread % - 3 mth avg                         94829004.264%
                                                        Percentage Interest Class A-1                                   90.9%
                                                        Percentage Interest Class A-2                                    9.1%
                                                        Stepdown Date Active (Yes / No)                                     No
                                                        Stepdown Delinquency Test Met? (Yes / No)                          Yes

                                                         - Page 8 -